                                                                    Exhibit 5.1

                                  June 6, 2002


LEAF Asset Management, Inc.
Lease Equity Appreciation Fund I, L.P.
1845 Walnut Street, 10th Floor
Philadelphia, PA 19103

Gentlemen/Ladies:

   We have acted as counsel to Lease Equity Appreciation Fund I, L.P. ("LEAF") in connection with the preparation and filing by LEAF of a registration statement (the "Registration Statement") on Form S-1, Registration No. 333-84730, with respect to the offer and sale of up to 500,000 units of limited partnership interest (the "Units"). In connection therewith, you have requested our opinion as to certain matters referred to below.

   In our capacity as such counsel, we have familiarized ourselves with the actions taken by LEAF in connection with the registration of the Units. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement and any amendments thereto, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents.

   Based upon and subject to the foregoing, we are of the opinion that:

     1. LEAF is a limited partnership which has been duly formed, is validly existing and is in good standing under the laws of the State of Delaware. LEAF has full power and authority to issue the Units.

     2. When issued as set forth in the Registration Statement, the Units will be validly issued, fully paid and non-assessable.

   With respect to the opinions hereinabove set forth, we draw your attention to the fact that we are not admitted to the Bar in the State of Delaware and, accordingly, that our opinions concerning Delaware law are based on our reasonable familiarity with the Delaware Revised Uniform Limited Partnership Act as a result of our prior involvement in transactions involving such laws. No opinion is expressed with respect to the laws of any other jurisdiction or to the application of any such laws.

   We consent to the references to this opinion and to Ledgewood Law Firm, P.C. in the prospectus included as part of the Registration Statement, and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Ledgewood Law Firm, P.C.
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                                   LEDGEWOOD LAW FIRM, P.C.


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